Exhibit 99.4

CONSENT SOLICITATION STATEMENT

Solicitation of Consents relating to

the Waiver under and the Amendment of

the Indenture Governing its

4.75% Convertible Subordinated Notes due 2007

(CUSIP Nos. 589405 AB 5 and 589405 AA 7)

THIS CONSENT SOLICITATION STATEMENT WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 5, 2006, UNLESS OTHERWISE EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “CONSENT DATE”).

Subject to the terms and conditions set forth in this Consent Solicitation Statement (the “Consent Solicitation Statement”) and the accompanying Letter of Consent (the “Letter of Consent”), Mercury Interactive Corporation, a Delaware corporation (“Mercury”), is hereby soliciting the consent (such solicitation being referred to herein as the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of Mercury’s 4.75% Convertible Subordinated Notes due 2007 (CUSIP Nos. 589405 AB 5 and 589405 AA 7) (the “Notes”), issued and outstanding under the Indenture dated as of July 3, 2000 between Mercury, as issuer, and State Street Bank and Trust Company of California N.A., predecessor of U.S. Bank National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of October 26, 2005 between Mercury and the Trustee (collectively, the “Indenture”).

The purpose of the Consent Solicitation is to obtain a waiver (the “Waiver”) until the Stated Maturity of the Notes of any Default or Event of Default under the Indenture that has arisen or may arise as a result of a failure by Mercury to comply with Section 15.5 of the Indenture (the “Reporting Covenant”), which requires Mercury to file with the Trustee reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 15 days after they are required to be filed with the Securities and Exchange Commission (the “SEC”); provided that Mercury shall continue to comply with the requirements of Section 314 of the Trust Indenture Act of 1939 and the rules and regulations thereunder (the “Trust Indenture Act”). By executing the accompanying Letter of Consent, the Holder consents to the Waiver.

If Mercury receives validly executed Letters of Consent from Holders of a majority of the aggregate principal amount of outstanding Notes (the “Requisite Consents”) on or prior to the Consent Date, and all of the conditions described herein and in the accompanying Letter of Consent are satisfied, the Waiver will be immediately effective and Mercury will, within 5 Business Days thereafter, enter into a supplement to the Indenture (the “Second Supplemental Indenture”) which shall require Mercury to repurchase the Notes for cash, at the option of the Holder thereof, on March 1, 2007 (the “Put Date”) at a repurchase price equal to 101.3% of the principal amount (the “Put Right”). By executing and delivering the accompanying Letter of Consent, the Holder consents to the Second Supplemental Indenture.

Mercury has entered into letter agreements with Holders of 50.3% of the aggregate principal amount of outstanding Notes pursuant to which such Holders have agreed to execute and deliver the accompanying Letter of Consent. In addition, Mercury has entered into letter agreements with holders of 53.1% of the aggregate principal amount of its outstanding Zero Coupon Senior Convertible Notes due 2008 (the “2008 Notes”) pursuant to which such holders have agreed to execute and deliver a letter of consent relating to the waiver of a default or event of default under Section 7.04 of the indenture governing the 2008 Notes dated April 29, 2003 (the “2008 Notes Indenture”). The letter agreements (“letter agreements”) expire on May 15, 2006.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on April 7, 2006, and the term “Holder” means each person shown on the records of the registrar for the Notes as a registered holder on the Record Date. Capitalized terms used in this Consent Solicitation Statement and the accompanying Letter of Consent that are not otherwise defined herein have the meanings given to them in the Indenture.

The Tabulation Agent for the Consent Solicitation is:

MacKenzie Partners, Inc.

April 21, 2006

IMPORTANT

Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the accompanying Letter of Consent and to give their consent to the Waiver and the Second Supplemental Indenture by properly completing and executing the Letter of Consent in accordance with the instructions set forth therein.

Failure to deliver a Letter of Consent will have the same effect as if a Holder had chosen not to give its consent with respect to the Waiver and the Second Supplemental Indenture.

Recipients of this Consent Solicitation Statement and the accompanying Letter of Consent should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

Only Holders or their duly designated proxies are eligible to consent to the Waiver and the Second Supplemental Indenture. Beneficial owners of the Notes who wish to provide a Letter of Consent and whose Notes are held, as of the Record Date, in the name of a broker, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to (i) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf or (ii) execute and deliver this Letter of Consent on behalf of such beneficial owner. For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent and, if given or made, such information or representations must not be relied upon as having been authorized by Mercury, the Trustee or the Tabulation Agent. The statements made in this Consent Solicitation Statement are made as of the date set forth on the cover page hereof, and the delivery of this Consent Solicitation Statement and the accompanying Letter of Consent after such date shall not, under any circumstances, imply that the information contained herein and therein is correct after such date.

Questions concerning the terms of the Consent Solicitation should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof. Requests for assistance in completing and delivering the accompanying Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

THE CONSENT SOLICITATION

Background

On July 5, 2005, Mercury announced that in response to an informal inquiry of the SEC entitled “In the Matter of Certain Option Grants”, which was initiated in November 2004, its board of directors had appointed a special committee consisting of disinterested members of its audit committee to conduct an internal investigation relating to past stock option grants. Mercury announced that the special committee was being assisted by independent legal counsel and accounting experts. On August 8, 2005, Mercury announced that it would delay the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2005 pending the completion of the special committee’s investigation and that it believed it to be highly likely that Mercury would need to restate its historic GAAP financial statements. Failure to file the quarterly report on Form 10-Q for the quarter ended June 30, 2005 in a timely manner constituted a Default under the Indenture.

On August 29, 2005, Mercury announced that its special committee had determined that its previously issued financial statements for the fiscal years 2002, 2003 and 2004, included in Mercury’s Annual Report on Form 10-K for the year ended December 31, 2004, the Quarterly Reports on Form 10-Q filed with respect to each of those fiscal years and the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2005 should not be relied upon and would be restated. Mercury also announced that it would be revising the previously reported financial information included in its press release of July 28, 2005 and its Current Report on Form 8-K dated August 17, 2005 and that it had determined that it was highly likely that Mercury had a material weakness in internal control over financial reporting as of December 31, 2004. In addition, Mercury announced that it would delay the issuance of financial statements for the quarter ended June 30, 2005 until completion of the special committee investigation which it did not expect to be able to complete until November 2005.

On August 29, 2005, Mercury also announced that it received a notice of default from the Trustee as a result of its failure to comply with the Reporting Covenant. The trustee for Mercury’s 2008 Notes delivered a similar notice of default. On October 7, 2005, Mercury announced that it was soliciting the consent of the Holders of the Notes to a limited waiver, until March 31, 2006, of the Reporting Covenant and the consent of the holders of the 2008 Notes to a similar waiver (together, the “limited waiver”).

On October 26, 2005, Mercury announced that the Holders of over 94% of the Notes and over 93% of the 2008 Notes consented to the limited waiver. In consideration of the limited waiver, Mercury (i) paid to each consenting holder of Notes a consent fee of $25.00 for each $1,000 principal amount of the Notes (the “Consent Fee”) and (ii) entered into an amendment to the indenture governing the 2008 Notes pursuant to which Mercury shall be required to repurchase the 2008 Notes, at the option of the holder, on November 30, 2006 at a repurchase price equal to 107.25% of the principal amount.

On November 2, 2005, Mercury announced certain determinations made by the special committee related to Mercury’s past stock option practices. The determinations made by the special committee were publicly disclosed in a Current Report on Form 8-K dated November 2, 2005. In connection with these determinations, Mercury announced on November 2, 2005 that it had accepted the resignations of Amnon Landan as Chief Executive Officer and chairman of the board of directors, Douglas P. Smith as Executive Vice President and Chief Financial Officer and Susan J. Skaer as Vice President, General Counsel and Secretary. On that date, Mercury also announced that its board of directors had named Anthony Zingale as Chief Executive Officer and David Murphy as Chief Financial Officer and that Dr. Giora Yaron had been elected chairman of its board of directors.

On January 3, 2006, Mercury announced that its common stock was delisted from Nasdaq as a result of its noncompliance with Nasdaq listing requirements. Effective as of January 4, 2006, Mercury’s common stock has been traded on the Pink Sheets.

On March 17, 2006, Mercury announced that it expected to complete its restated financial statements and file its amended Form 10-K for the year ended December 31, 2004 and its amended Form 10-Q for the quarter ended March 31, 2005 with the SEC in the second quarter of 2006. On March 31, 2006, the limited waiver described above expired. As a result, Mercury is in Default under the Indenture and in default under the indenture governing the 2008 Notes pursuant to a similar reporting covenant.

Although Mercury intends to resume compliance with the Reporting Covenant, Mercury cannot determine when the existing Default will be cured by complying with the Reporting Covenant. If the Waiver were to not become effective, the Notes could be accelerated by the Holders or the Trustee.

Consequently, subject to the terms and conditions of the Consent Solicitation as set forth in this Consent Solicitation Statement and the accompanying Letter of Consent, Mercury is requesting the Waiver in consideration of entering into the Second Supplemental Indenture in order to allow Mercury sufficient time to resume compliance with the Reporting Covenant, without the possibility of an acceleration of the Notes arising from its failure to comply with the Reporting Covenant. Mercury is seeking a similar waiver from the holders of the 2008 Notes.

Waiver

Mercury is soliciting the consent of the Holders of the Notes to the Waiver of the Reporting Covenant until the Stated Maturity of the Notes; provided that Mercury shall continue to comply with the requirements of Section 314 of the Trust Indenture Act. By executing and delivering the accompanying Letter of Consent, the Holder consents to the Waiver.

If Mercury receives the Requisite Consents on or prior to the Consent Date, and all of the conditions described herein and in the accompanying Letter of Consent are satisfied, the Waiver will be immediately effective. For purposes of determining the Requisite Consents with respect to the Notes, the aggregate outstanding principal amount of the Notes is $300,000,000.

If the Waiver becomes effective, it will be binding on all Holders and their transferees, regardless of whether such Holders have consented to the Waiver.

Second Supplemental Indenture

If Mercury receives the Requisite Consents on or prior to the Consent Date and all of the conditions described herein and in the accompanying Letter of Consent are satisfied, Mercury will, within five Business Days thereafter, enter into the Second Supplemental Indenture with the Trustee which shall require Mercury to repurchase the Notes for cash, at the option of the Holder thereof, on the Put Date at a repurchase price equal to 101.3% of the principal amount. By executing and delivering the accompanying Letter of Consent, the Holder consents to the Second Supplemental Indenture.

Under the Second Supplemental Indenture, Mercury will be required to send a notice to the Holders 20 Business Days prior to the Put Date stating, among other things, the repurchase price and the procedures that Holders must follow to require Mercury to repurchase their Notes.

The Second Supplemental Indenture will also provide that the exercise of the Put Right shall not be deemed an acceleration of the Notes under Section 13.3 of the Indenture.

Record Date

The Record Date for the determination of Holders entitled to give consent pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on April 7, 2006. This Consent Solicitation Statement and the accompanying Letter of Consent are being sent to all Holders as of the Record Date. Mercury reserves the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

The obligations of Mercury to accept validly executed and delivered Letters of Consent, effect the Waiver and enter into the Second Supplemental Indenture are contingent upon (i) Requisite Consents having been received (and not revoked) on or prior to the Consent Date, (ii) consents having been received (and not revoked) by the holders of a majority of the aggregate principal amount of Mercury’s outstanding 2008 Notes to the waiver of a default or event of default under Section 7.04 of the 2008 Notes Indenture and (iii) the absence of any law, regulation, injunction, action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation of the Waiver or the execution of the Second Supplemental Indenture or that would question the legality or validity thereof.

Consent Date; Extensions; Amendment

The term “Consent Date” means 5:00 p.m., New York City time, on May 5, 2006, unless Mercury, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Consent Date” means the latest time and date to which the Consent Solicitation is extended. In order to extend the Consent Date, Mercury will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof, in each case prior to 9:00 a.m., New York City time, on the Business Day following the previously scheduled Consent Date. Mercury may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

If the Consent Solicitation materials are amended or modified in any way, Mercury will promptly disclose such amendment or modification in a manner deemed appropriate and shall give the Holders no less than three Business Days to revoke their Letters of Consent.

Subject to applicable law, the Consent Solicitation may be amended, abandoned or terminated at any time prior to the Waiver becoming effective for any reason, in which case any Letters of Consent received will be voided and Second Supplemental Indenture will not become effective.

Procedures for Consenting

Holders who wish to consent to the Waiver and the Second Supplemental Indenture must deliver a properly completed and executed Letter of Consent by mail, first-class postage prepaid, by hand delivery, by overnight courier or by facsimile transmission to the Tabulation Agent at the address or facsimile number set forth on the back cover page hereof and in accordance with the instructions set forth therein. However, Mercury reserves the right to accept any Letter of Consent received by it or the Trustee. Delivery of Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Letter of Consent is received prior to the Consent Date.

A Holder must execute the Letter of Consent exactly as its name appears on the Notes. An authorized Participant must execute the Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Letter of Consent. If a signatory is a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing the Letter of Consent and must submit proper evidence satisfactory to Mercury of such person’s authority to so act. If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration. If a Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Mercury to execute the Letter of Consent on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.

Signatures must be guaranteed in accordance with paragraph 6 of the instructions in the accompanying Letter of Consent.

If a Letter of Consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Letter of Consent the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Letter of Consent relates. Otherwise, the Letter of Consent will be deemed to relate to all such Notes.

Under no circumstances should any person tender or deliver Notes to Mercury, the Trustee or the Tabulation Agent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Consent and notices of revocation will be resolved by Mercury, whose determinations will be binding. Mercury reserves the absolute right to reject any or all Letters of Consent and notices of revocation that are not in proper form or the acceptance of which could, in the opinion of Mercury’s counsel, be unlawful. Mercury also reserves the right to waive any irregularities in connection with deliveries, or Mercury may require that such irregularities be cured within such time as Mercury determines. None of Mercury, the Trustee, the Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Mercury’s interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Letter of Consent and the instructions hereto and thereto) will be binding on all parties.

Revocation of Letter of Consent

A properly completed and executed Letter of Consent received on or prior to the Consent Date will be given effect in accordance with its terms unless properly revoked prior to the effectiveness of the Waiver. A Letter of Consent may not be revoked after the Waiver becomes effective. The transfer of Notes after the Record Date will not have the effect of revoking a Letter of Consent theretofore validly given unless the subsequent holder has received a duly executed proxy from the relevant Holder.

In order to revoke a Letter of Consent, a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent or a notice of revocation must be delivered to the Tabulation Agent at the address set forth on the back cover page hereof. A notice of revocation must be in writing and contain the name of the Holder and the aggregate principal amount of the Notes to which the notice of revocation relates and must be (i) signed in the same manner as the Letter of Consent to which the notice of revocation relates or (ii) accompanied by a duly executed proxy satisfactory to Mercury.

Letters of Consent delivered by Holders that entered into a letter agreement with Mercury shall be automatically revoked if (i) Mercury has not received the consent of a majority of the aggregate principal amount of the Mercury’s outstanding 2008 Notes to the waiver of a default or event of default under Section 7.04 of the 2008 Notes Indenture or (ii) the Second Supplemental Indenture has not been executed by Mercury, in each case by 5:00 p.m. PST on May 15, 2006.

Financial Advisor

Mercury has retained Chanin Capital Partners to act as its financial advisor with respect to the Consent Solicitation.

Tabulation Agent

Mercury has retained MacKenzie Partners, Inc. to act as tabulation agent with respect to the Consent Solicitation (the “Tabulation Agent”). Mercury has agreed to pay reasonable and customary fees to the Tabulation Agent and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering the accompanying Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Fees and Expenses

Mercury will bear the costs of the Consent Solicitation, including reimbursement of the Trustee’s reasonable and customary expenses in connection with the Consent Solicitation. Mercury will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to beneficial owners of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Consent Solicitation. This tax disclosure was written in connection with the solicitation by Mercury of consents to the Waiver, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). Holders should seek their advice based on their particular circumstances from an independent tax adviser.

The following summary describes certain U.S. federal income tax consequences of the Consent Solicitation. This discussion applies only to Notes held as capital assets, and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding Notes as part of a hedge or other integrated transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons subject to the alternative minimum tax.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations in effect as of the date hereof, changes to any of which subsequent to the date of this Consent Solicitation Statement may affect the tax consequences described herein. Holders are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Deemed Exchange of Notes

If the Requisite Consents are received and the Waiver and the Second Supplemental Indenture become effective, the U.S. federal income tax consequences will depend on whether or not, under applicable Treasury regulations, the adoption of the Second Supplemental Indenture results in a “significant modification” of the Notes. If the adoption of the Second Supplemental Indenture constitutes a significant modification of the Notes, holders will be deemed to have exchanged the Notes (“Old Notes”) for new Notes (“New Notes”) in a taxable transaction for U.S. federal income tax purposes. Although the matter is not free from doubt, Mercury intends to treat the adoption of the Second Supplemental Indenture as a significant modification of the Notes, and the remainder of the discussion assumes such treatment.

Provided that the adoption of the Second Supplemental Indenture constitutes a significant modification of the Notes, a U.S. Holder will generally realize gain or loss on the deemed exchange of Old Notes for New Notes in an amount equal to the difference (if any) between the amount realized on the deemed exchange and such U.S. Holder’s adjusted tax basis in the Old Notes. The amount realized would equal the “issue price” of the New Notes (other than any amount treated as received with respect to accrued interest or original issue discount, if any, on the Old Notes, which would be taxable as ordinary interest income). The issue price of the New Notes will depend on whether the Old Notes or the New Notes are “publicly traded” within the meaning of applicable Treasury regulations. If either the Old Notes or the New Notes are publicly traded, the issue price of the New Notes will equal the fair market value of the New Notes (if the New Notes are publicly traded) or the Old Notes (if the New Notes are not publicly traded), in each case on the date of the deemed exchange. If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes will equal an imputed principal amount determined under applicable Treasury regulations. While not clear, Mercury believes that the Old Notes and the New Notes are publicly traded within the meaning of the applicable Treasury regulations.

If the deemed exchange is treated as a wash sale within the meaning of Section 1091 of the Code, U.S. Holders would not be allowed to currently recognize any loss resulting from the deemed exchange. Instead, such loss will be deferred, and would be reflected as an increase in the basis of the New Notes. U.S. Holders should consult their own tax advisers regarding whether the deemed exchange may be subject to the wash sale rules.

Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the deemed exchange, the Old Notes have been held for more than one year. If a U.S. Holder was a “Consenting Holder” (as that term is defined in the Consent Solicitation Statement of Mercury dated October 7, 2005), such holder’s capital gain or loss would be short-term capital gain or loss, because the U.S. Holder would have started a new holding period in the Notes as a result of being a Consenting Holder and receiving the Consent Fee. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations. A U.S. Holder’s holding period for a New Note will commence on the date immediately following the date of the deemed exchange, and the U.S. Holder’s initial tax basis in the New Note will be the issue price of the New Note.

If a U.S. Holder holds Old Notes acquired at a “market discount,” any gain recognized by the holder on the deemed exchange of the Old Notes would be recharacterized as ordinary interest income to the extent of accrued market discount that had not previously been included as ordinary income.

Under applicable Treasury regulations, the Put Right will be presumed to be exercised for purposes of determining original issue discount on the New Notes. Accordingly, subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange is less than the amount payable upon an exercise of the Put Right, the New Note would have original issue discount for U.S. federal income tax purposes. Such original issue discount would be included in a U.S. Holder’s gross income on a constant yield basis over the period from the time of the deemed exchange until the Put Date. Information regarding any such original issue discount on the New Notes will be available in Internal Revenue Service Publication 1212. If the Put Right is not in fact exercised, certain adjustments will be made with respect to accruals on the New Notes for U.S. federal income tax purposes. U.S. Holders should consult their own tax advisers regarding the tax consequences of a failure to exercise the Put Right.

Information Reporting and Backup Withholding

Information returns will be filed with the Internal Revenue Service (“IRS”) in connection with the deemed payment of interest (including original issue discount, if any) with respect to a deemed exchange of Old Notes for New Notes. A U.S. Holder will be subject to U.S. backup withholding on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisers as to the tax consequences of the Consent Solicitation, including whether the adoption of the Second Supplemental Indenture would result in a significant modification of the Notes, whether the Notes are publicly traded for U.S. federal income tax purposes and whether the wash sale rules apply.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a nonresident alien fiduciary or a foreign estate or trust.

This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Mercury entitled to vote, who are controlled foreign corporations related to Mercury through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of Mercury. Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition. Such Non-U.S. Holders will generally be subject to special rules and should consult their own tax advisers regarding the U.S. federal income tax consequences applicable to their particular situation.

Deemed Exchange of Notes

Any gain realized by a Non-U.S. Holder on a deemed exchange of Old Notes for New Notes (as described above under “Tax Consequences to U.S. Holders—Deemed Exchange of Notes”) will not be subject to U.S. federal income tax.

Deemed payments of interest (including original issue discount, if any) to any Non-U.S. Holder on a deemed exchange of Old Notes for New Notes will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the deemed payment of interest (including original issue discount, if any) with respect to a deemed exchange of Old Notes for New Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, the Non-U.S. Holder may be subject to U.S. backup withholding on any deemed interest payments with respect to the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

WHERE YOU CAN FIND MORE INFORMATION

Mercury is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Mercury has failed to timely file its quarterly report on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005 and its annual report on Form 10-K for the year ended December 31, 2005. You may read and copy any document that Mercury has filed at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Mercury’s SEC filings.

Mercury is incorporating by reference the information it files with the SEC, which means that Mercury can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Consent Solicitation Statement, and information that Mercury files later with the SEC will automatically update and supersede this information. Mercury incorporates by reference the documents listed below, all filings pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date hereof and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Consent Solicitation:

(a)	Current Reports on Form 8-K and 8-K/A filed on January 6, 2006, February 9, 2005, February 17, 2005, April 20, 2002, July 8, 2005(2), July 28, 2005(2), August 8, 2005, August 17, 2005, August 29, 2005, October 4, 2005, October 7, 2005, October 19, 2005, October 26, 2005, October 28, 2005, November 2, 2005, November 3, 2005, November 17, 2005, December 2, 2005, December 21, 2005, December 27, 2005, January 3, 2006, January 11, 2006, February 2, 2006, February 6, 2006, February 13, 2006, February 14, 2006(2), February 22, 2006, February 27, 2006, March 16, 2006, March 20, 2006 and April 3, 2006;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

(c)	Annual Report on Form 10-K for the year ended December 31, 2004.

Notwithstanding the foregoing, Mercury is not incorporating any of its historical financial statements or financial information included in its annual report on Form 10-K for the year ended December 31, 2004, quarterly report on form 10-Q for the quarter ended March 31, 2005 or in any current report on Form 8-K. Mercury’s special committee has determined that such historical financial statements and financial information should not be relied upon. In addition, Mercury is not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Holders may request a copy of these filings at no cost, by writing or telephoning the office of Mercury Interactive Corporation, 379 North Whisman Road, Mountain View, California 94043, Attention: General Counsel, telephone number (650) 603-5200.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The statements included or incorporated by reference in this Consent Solicitation Statement that relate to matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including without limitation, statements regarding the estimated amounts of write-downs and write-offs, and Mercury’s expected operating and performance outlook. When used in this Consent Solicitation Statement and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements. Further events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

•	the risk of possible changes to Mercury’s financial statements;

•	the results of the internal investigation initiated under the direction of Mercury’s special committee; and

•	the costs of these matters, and the potential disruptive effects of these matters on Mercury’s business.

Mercury’s expectations concerning any adjustments to its financial statements as a result of the independent investigation are also “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The final results of the independent investigation may result in adjustments that are materially greater or different from the adjustments Mercury currently expects. Given these uncertainties, Holders are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements contained in this Consent Solicitation Statement speak only as of the date of this Consent Solicitation Statement, and, unless otherwise required by law, Mercury disclaims any duty or obligation to update any forward-looking statements. Holders should carefully review reports or documents that Mercury periodically files with the SEC.

MISCELLANEOUS

This Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Mercury may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of Mercury by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number below. Letters of Consent must be delivered to the Tabulation Agent on or before May 5, 2006.

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Attention: Kevin Auten

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Facsimile: (212) 929-0308

Email: proxy@mackenziepartners.com